EXHIBIT 99.1

Grant Park Fund Weekly Commentary
For the Week Ended February 27, 2015

Current Month				Rolling Performance*				Rolling Risk Metrics* (March 2010 – February 2015)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	1.5%	-0.3%	2.5%	13.5%	-0.7%	-0.6%	1.8%	-0.6%	9.9%	-28.6%	0.0	-0.1
B**	1.5%	-0.3%	2.4%	12.9%	-1.3%	-1.2%	1.1%	-1.2%	9.9%	-29.9%	-0.1	-0.2
Legacy 1***	1.5%	-0.1%	2.9%	15.5%	1.4%	1.4%	N/A	1.4%	9.7%	-23.7%	0.2	0.2
Legacy 2***	1.5%	-0.1%	2.8%	15.4%	1.2%	1.1%	N/A	1.1%	9.7%	-24.4%	0.2	0.2
Global 1***	1.5%	0.0%	3.0%	16.4%	2.0%	1.1%	N/A	1.1%	9.2%	-21.9%	0.2	0.2
Global 2***	1.5%	0.0%	2.9%	16.2%	1.8%	0.9%	N/A	0.9%	9.2%	-22.4%	0.1	0.1
Global 3***	1.5%	-0.2%	2.7%	14.4%	0.1%	-0.8%	N/A	-0.8%	9.2%	-26.2%	0.0	-0.1

S&P 500 Total Return Index****	-0.2%	5.7%	2.6%	15.5%	18.0%	16.2%	8.0%	16.2%	13.1%	-16.3%	1.2	2.0
Barclays Capital U.S. Long Gov Index****	2.3%	-5.2%	2.7%	20.5%	5.9%	9.8%	7.6%	9.8%	11.9%	-15.5%	0.8	1.6
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector			Market		Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	21%					21%
Energy	8%	Short	Crude Oil	2.7%	Short	8%	Short	Crude Oil	2.7%	Short
			Gasoline Blendstock	1.8%	Short			Gasoline Blendstock	1.8%	Short
Grains/Foods	9%	Long	Soybeans	1.7%	Long	9%	Long	Soybeans	1.7%	Long
			Sugar	1.0%	Short			Sugar	1.0%	Short
Metals	4%	Short	Copper	1.3%	Short	4%	Short	Copper	1.3%	Short
			Gold	1.1%	Short			Gold	1.1%	Short
FINANCIALS	79%					79%
Currencies	20%	Long $	Euro	5.2%	Short	20%	Long $	Euro	5.2%	Short
			Japanese Yen	3.7%	Short			Japanese Yen	3.7%	Short
Equities	38%	Long	S&P 500	8.1%	Long	38%	Long	S&P 500	8.1%	Long
			Nasdaq	3.3%	Long			Nasdaq	3.3%	Long
Fixed Income	21%	Long	U.S. 10-Year Treasury Notes	2.7%	Long	21%	Long	U.S. 10-Year Treasury Notes	2.7%	Long
			U.S. Treasury Bonds	2.5%	Long			U.S. Treasury Bonds	2.6%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Crude oil markets finished lower due to early-week declines prompted by elevated global supplies and U.S. dollar strength.  Prices moved off the lows near week-end after reports from Saudi Arabia forecasted stronger demand for the coming months.  Natural gas markets fell over 7% due to a smaller-than-expected decline in U.S. inventories.

Grains/Foods
Soybean markets rallied to a six-week high as protests by Brazilian truckers impacted supplies.  Elevated overseas demand for soybeans also buoyed prices.  Wheat markets moved higher, supported by increased buying as investors attempted to take advantage of recent price declines.  Coffee prices decreased 8% after rain in Brazil helped ease previous supply concerns.

Metals
Precious metals markets finished modestly higher after Federal Reserve Chair Janet Yellen suggested an interest rate hike would not occur for at least the next few meetings of the FOMC. Gold prices were also driven higher by increased buying from China.  Base metals markets rallied due to stronger-than-expected Chinese manufacturing data.

Currencies
The U.S. dollar rallied against global counterparts due to strong economic indicators, including better-than-expected U.S. jobless claims data and durable goods orders.  The euro declined against most major currencies as investors prepared for next week's first round of the European Central Bank’s new quantitative easing measures.  The New Zealand dollar rallied after upbeat trade balance data was released.

Equities
U.S. equity markets finished mixed as the bearish effect of weaker-than-expected fourth quarter U.S. growth data, coupled with the bullish impact of strength in the technology sector, caused uncertainty in the markets.  The Japanese Nikkei 225 index rallied 2.5% and finished near a 15-year high due to bullish economic data form the region.   European equity markets rose sharply due to upbeat corporate earnings and recent optimism surrounding the Greek economy.

Fixed Income
U.S. Treasury markets moved higher after Fed Chair Janet Yellen affirmed the Federal Reserve’s commitment to be patient raising U.S. interest rates.  Intraweek volatility in the U.S. equity markets also supported fixed-income prices.  German Bund markets also moved higher amidst uncertainty surrounding strength of the sovereign debt of smaller European nations.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset): A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.